UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2005

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-2525	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2005, the Compensation Committee of the Board of Directors of Huntington Bancshares Incorporated ("Huntington") approved long-term incentive awards for the performance cycle established under the 2001 Stock and Long-Term Incentive Plan that began on January 1, 2002 and ended on December 31, 2004 (the "2002 - 2004 Cycle"). Awards for the 2002 - 2004 Cycle for the named executive officers still serving in office, based on a percentage of base salary, are as follows:

Thomas E. Hoaglin ........$449,600
Ronald C. Baldwin ........$274,818
Mary W. Navarro ............$85,843
Richard A. Cheap ..........$102,284

The Compensation Committee determined that the awards would be paid in shares of Huntington common stock or, if elected by the participant, in shares of Huntington common stock and up to 50% in cash. The number of shares of common stock to be delivered will be determined based on the fair market value of the common stock as of May 11, 2005, which is equal to the mean between the highest and lowest selling prices at which a share of common stock is sold on The NASDAQ National Market on that date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

May 16, 2005	By:	Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary